For Immediate Release
Contact:	Marcy Mutch	NASDAQ: FIBK
	Investor Relations Officer First Interstate BancSystem, Inc. (406) 255-5322 investor.relations@fib.com	www.FIBK.com

First Interstate BancSystem, Inc. Reports Third Quarter 2012 Results

Billings, MT - October 22, 2012 - First Interstate BancSystem, Inc. reports third quarter 2012 net income available to common shareholders of $15.3 million, or $0.35 per diluted share, as compared to $12.2 million, or $0.28 per diluted share, for second quarter 2012, and $11.1 million, or $0.26 per diluted share, for third quarter 2011.

Significant financial statement items for the third quarter of 2012 include:

•
Income from the origination and sale of residential mortgage loans of $11.7 million during the three months ended September 30, 2012, represented a 23.8% increase over the prior quarter and a 111.6% increase over the same quarter of the prior year;

•
Net interest margin ratio declined 11 basis points during third quarter 2012, as compared to second quarter 2012, and 21 basis points as compared to third quarter 2011, due to lower yields earned on loan and investment portfolios;

•
Non-performing assets continued to decrease, declining to $202.7 million, or 2.72% of total assets, as of September 30, 2012, from $226.2 million, or 3.10% of total assets, as of June 30, 2012, and $287.7 million, or 3.94% of total assets, as of September 30, 2011;

•
Provisions for loan losses were $9.5 million for the three months ended September 30, 2012, compared to $12.0 million for the three months ended June 30, 2012, and $14.0 million for the three months ended September 30, 2011; and

•
Net charge-offs were $13.3 million during the three months ended September 30, 2012, compared to $25.1 million during the three months ended June 30, 2012, and $18.3 million during the three months ended September 30, 2011.

RESULTS SUMMARY
(Unaudited; $ in thousands, except per share data)

	As Of or For the Three Months Ended			Sequential Quarter % Change	Year Over Year % Change
	September 30, 2012	June 30, 2012	September 30, 2011
Net income available to common shareholders	$15,292	$12,157	$11,059	25.8%	38.3%
Diluted earnings per common share	0.35	0.28	0.26	25.0%	34.6%
Dividends paid per common share	0.1200	0.1200	0.1125	0.0%	6.7%
Book value per common share	17.29	17.03	16.70	1.5%	3.5%
Tangible book value per common share*	12.90	12.63	12.25	2.1%	5.3%
Net tangible book value per common share*	14.30	14.03	13.66	1.9%	4.7%
Return on average common equity, annualized	8.22%	6.69%	6.17%
Return on average tangible common equity, annualized*	11.07%	9.04%	8.44%
Return on average assets, annualized	0.86%	0.71%	0.65%

	As Of or For the Nine Months Ended
	September 30, 2012	September 30, 2011
Net income available to common shareholders	$38,810	28,722	35.1%
Diluted earnings per common share	0.90	0.67	34.3%
Dividends paid per common share	0.3600	0.3375	6.7%
Return on average common equity, annualized	7.09%	5.51%
Return on average tangible common equity, annualized*	9.58%	7.61%
Return on average assets, annualized	0.75%	0.57%

*	See Non-GAAP Financial Measures included herein for a discussion regarding tangible and net tangible book value per common share.

“We are very pleased with our third quarter performance, which represents a significant increase in both revenue and earnings compared to the same period last year,” said Ed Garding, President and Chief Executive Officer of First Interstate BancSystem, Inc. “Our strong results were largely driven by our positioning as a leading mortgage lender throughout our footprint, which has enabled us to capitalize on the increasing demand for residential mortgage loans. We also made considerable progress in resolving problem assets during the third quarter, which helped improve our overall asset quality, reduce our credit costs, and enhance our level of profitability,” Garding further noted.

REVENUE SUMMARY
(Unaudited; $ in thousands)

	For the Three Months Ended			Sequential Quarter % Change	Year Over Year % Change
	September 30, 2012	June 30, 2012	September 30, 2011
Interest income	$68,175	$69,067	$73,483	-1.3%	-7.2%
Interest expense	7,170	7,893	9,991	-9.2%	-28.2%
Net interest income	61,005	61,174	63,492	-0.3%	-3.9%
Non-interest income:
Income from the origination and sale of loans	11,665	9,420	5,512	23.8%	111.6%
Other service charges, commissions and fees	8,774	8,254	8,479	6.3%	3.5%
Service charges on deposit accounts	4,395	4,455	4,609	-1.3%	-4.6%
Wealth management revenues	3,557	3,815	3,202	-6.8%	11.1%
Investment securities gains, net	66	198	38	-66.7%	73.7%
Other income	1,725	1,520	1,285	13.5%	34.2%
Total non-interest income	30,182	27,662	23,125	9.1%	30.5%
Total revenues	$91,187	$88,836	$86,617	2.6%	5.3%
Tax equivalent interest margin ratio	3.63%	3.74%	3.84%

	For the Nine Months Ended		Year Over Year % Change
	September 30, 2012	September 30, 2011
Interest income	$206,299	$220,877	-6.6%
Interest expense	23,486	33,060	-29.0%
Net interest income	182,813	187,817	-2.7%
Non-interest income:
Income from the origination and sale of loans	29,469	13,066	125.5%
Other service charges, commissions and fees	25,452	23,627	7.7%
Service charges on deposit accounts	13,011	13,104	-0.7%
Wealth management revenues	10,655	9,980	6.8%
Investment securities gains, net	295	56	426.8%
Other income	5,344	5,042	6.0%
Total non-interest income	84,226	64,875	29.8%
Total revenues	$267,039	$252,692	5.7%
Tax equivalent interest margin ratio	3.70%	3.80%

Net Interest Income

The Company's net interest margin ratio decreased to 3.63% during third quarter 2012, as compared to 3.74% during second quarter 2012. The second quarter 2012 net interest margin ratio included $766 thousand of recoveries of charged-off interest. Exclusive of these interest recoveries, the Company's net interest margin ratio was 3.70% during second quarter 2012. The decline in the net interest margin ratio, as compared to second quarter 2012, was primarily due to lower yields earned on the Company's loan and investment portfolios. The impact of lower asset yields was partially offset by increases in average outstanding loans and a 6 basis point reduction in the cost of interest-bearing liabilities due to a continuing favorable shift in the mix of deposits from higher costing time deposits into primarily non-interest bearing demand deposits.

Decreases in net interest margin ratio during the three and nine months ended September 30, 2012, as compared to the same periods in 2011, were due to lower outstanding loan balances and lower yields earned on the Company's loan and investment portfolios, which were partially offset by reductions in the cost of interest bearing liabilities combined with a shift from higher-costing savings and time deposits to lower-costing demand deposits.

Non-interest Income

Non-interest income increased during the three and nine months ended September 30, 2012, as compared to the same periods in 2011 and the three months ended June 30, 2012, primarily due to increases in income from the origination and sale of residential mortgage loans. The dollar amount of the Company's residential loan originations increased 93% during the first nine months of 2012, as compared to the same period in 2011. While refinancing activity represented 62% of the Company's residential loan origination dollars during third quarter 2012, new loans for home purchases were 2% higher than in the prior quarter and 35% higher than in third quarter 2011.

NON-INTEREST EXPENSE
(Unaudited; $ in thousands)

	For the Three Months Ended			Sequential Quarter % Change	Year Over Year % Change
	September 30, 2012	June 30, 2012	September 30, 2011
Non-interest expense:
Salaries and wages	$23,341	$21,640	$20,801	7.9%	12.2%
Employee benefits	7,447	6,819	6,087	9.2%	22.3%
Occupancy, net	3,793	4,037	4,180	-6.0%	-9.3%
Furniture and equipment	3,231	3,189	3,018	1.3%	7.1%
Outsourced technology services	2,182	2,179	2,235	0.1%	-2.4%
Other real estate owned ("OREO") expense, net of income	2,612	1,806	2,878	44.6%	-9.2%
FDIC insurance premiums	1,622	1,601	1,631	1.3%	-0.6%
Professional fees	1,050	1,002	995	4.8%	5.5%
Mortgage servicing rights amortization	879	817	807	7.6%	8.9%
Mortgage servicing rights impairment	55	52	1,168	5.8%	-95.3%
Core deposit intangibles amortization	355	355	362	0.0%	-1.9%
Other expenses	10,497	13,802	10,879	-23.9%	-3.5%
Total non-interest expense	$57,064	$57,299	$55,041	-0.4%	3.7%

	For the Nine Months Ended		Year Over Year % Change
	September 30, 2012	September 30, 2011
Non-interest expense:
Salaries and wages	$66,545	$61,557	8.1%
Employee benefits	23,232	20,922	11.0%
Occupancy, net	11,818	12,408	-4.8%
Furniture and equipment	9,558	9,367	2.0%
Outsourced technology services	6,627	6,688	-0.9%
FDIC insurance premiums	4,818	5,726	-15.9%
OREO expense, net of income	5,523	6,631	-16.7%
Professional fees	2,985	2,500	19.4%
Mortgage servicing rights amortization	2,591	2,285	13.4%
Mortgage servicing rights impairment (recovery)	(761)	848	-189.7%
Core deposit intangibles amortization	1,066	1,085	-1.8%
Other expenses	37,801	32,174	17.5%
Total non-interest expense	$171,803	$162,191	5.9%

Salaries and wages expense increased 7.9% during third quarter 2012, as compared to second quarter 2012. Approximately half of the third quarter increase was attributable to higher incentive bonus accruals reflective of the Company's improved financial performance. The remaining quarter-over-quarter increase was primarily due to one additional accrual day in third quarter 2012 and higher commissions and overtime compensation related to continuing increases in residential real estate loan activity.

Salaries and wages expense increased during the three and nine months ended September 30, 2012, as compared to the same periods in the prior year, primarily due to higher incentive bonus accruals, inflationary wage increases and increases in commissions and overtime related to the substantial increase in residential real estate loan activity.

Employee benefits expense increased during third quarter 2012, as compared to second quarter 2012 and third quarter 2011, primarily due to increases in the market value of securities held under deferred compensation plans. During third quarter 2012, fluctuations in the market values of securities held under deferred compensation plans resulted in employee benefits expense of $357 thousand, as compared to reducing employee benefits expense by $356 thousand during second quarter 2012 and $572 thousand during third quarter 2011.

Increases in employee benefits expense during the nine months ended September 30, 2012, as compared to the same period in 2011, were primarily due to increases in the market values of securities held under deferred compensation plans and higher stock-based compensation expense and increases in profit sharing accruals reflective of the Company's improved performance.

Increases in OREO expense during third quarter 2012, as compared to second quarter of 2012, were primarily due to write-downs of $2.3 million in the estimated fair values of OREO properties. Third quarter write-downs were partially offset by gains on the sale of OREO properties of $775 thousand.

Other expenses decreased during third quarter 2012, as compared to second quarter 2012, primarily due to non-recurring expenses recorded during second quarter 2012, including donations expense of $1.5 million associated with the sale of a bank building to a charitable organization and the write-off of $428 thousand of unamortized issuance costs associated with the redemption of junior subordinated debentures.

Other expenses increased during the nine months ended September 30, 2012, as compared to the same period in 2011, primarily due to increased donations expense and the write-off of unamortized debt issuance costs discussed in the previous paragraph, and the accrual of $3.0 million of estimated collection and settlement costs during the first quarter 2012.

ASSET QUALITY
(Unaudited; $ in thousands)

	For the Three Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011
Allowance for loan losses - beginning of period	$102,794	$115,902	$124,579
Charge-offs	(14,813)	(26,745)	(20,405)
Recoveries	1,525	1,637	2,129
Provision	9,500	12,000	14,000
Allowance for loan losses - end of period	$99,006	$102,794	$120,303

	September 30, 2012	June 30, 2012	September 30, 2011
Period end loans	$4,180,051	$4,169,963	$4,275,717
Average loans	4,183,016	4,159,565	4,291,632
Non-performing loans:
Non-accrual loans	122,931	129,923	223,961
Accruing loans past due 90 days or more	4,339	6,451	3,001
Troubled debt restructurings	35,428	35,959	35,616
Total non-performing loans	162,698	172,333	262,578
Other real estate owned	39,971	53,817	25,080
Total non-performing assets	$202,669	$226,150	$287,658

Net charge-offs to average loans, annualized	1.26%	2.43%	1.69%
Provision for loan losses to average loans, annualized	0.90%	1.16%	1.29%
Allowance for loan losses to period end loans	2.37%	2.47%	2.81%
Allowance for loan losses to total non-performing loans	60.85%	59.65%	45.82%
Non-performing loans to period end loans	3.89%	4.13%	6.14%
Non-performing assets to period end loans and other real estate owned	4.80%	5.35%	6.69%
Non-performing assets to total assets	2.72%	3.10%	3.94%

As of September 30, 2012, total non-performing loans included $144 million of real estate loans, of which $46 million were construction loans and $79 million were commercial real estate loans. Non-performing construction loans as of September 30, 2012 were comprised of land acquisition and development loans of $32 million, commercial construction loans of $11 million and residential construction loans of $3 million. Decreases in non-performing loans as of September 30, 2012, as compared to June 30, 2012, are primarily due to the movement of non-accrual loans out of the loan portfolio through charge-off or foreclosure.

During third quarter 2012, the Company recorded additions to OREO of $3 million, recorded write downs in the fair value of OREO properties of $2 million and sold OREO with a net book value of $15 million at a gain of $775 thousand.

Decreases in provisions for loan losses during third quarter 2012, as compared to second quarter 2012 and third quarter 2011, are reflective of continued improvement in credit quality as evidenced by declining levels of non-performing and criticized loans.

CREDIT QUALITY TRENDS
(Unaudited; $ in thousands)

	Provision for Loan Losses	Net Charge-offs	Allowance for Loan Losses	Accruing Loans 30-89 Days Past Due	Non-Performing Loans	Non-Performing Assets
Q1 2009	$9,600	$4,693	$92,223	$98,980	$103,653	$122,300
Q2 2009	11,700	5,528	98,395	88,632	135,484	167,273
Q3 2009	10,500	7,147	101,748	91,956	125,083	156,958
Q4 2009	13,500	12,218	103,030	63,878	124,678	163,078
Q1 2010	11,900	8,581	106,349	62,675	133,042	177,022
Q2 2010	19,500	11,521	114,328	99,334	158,113	200,451
Q3 2010	18,000	12,092	120,236	47,966	202,008	237,304
Q4 2010	17,500	17,256	120,480	57,011	210,684	244,312
Q1 2011	15,000	11,034	124,446	68,021	249,878	281,873
Q2 2011	15,400	15,267	124,579	70,145	263,467	291,790
Q3 2011	14,000	18,276	120,303	62,165	262,578	287,658
Q4 2011	13,751	21,473	112,581	75,603	241,470	278,922
Q1 2012	11,250	7,929	115,902	58,531	222,765	267,521
Q2 2012	12,000	25,108	102,794	55,074	172,333	226,150
Q3 2012	9,500	13,288	99,006	48,277	162,698	202,669

CRITICIZED LOANS
(Unaudited; $ in thousands)

	Other Assets Especially Mentioned	Substandard	Doubtful	Total
Q1 2009	$163,402	$231,861	$40,356	$435,619
Q2 2009	230,833	242,751	48,326	521,910
Q3 2009	239,320	271,487	60,725	571,532
Q4 2009	279,294	271,324	69,603	620,221
Q1 2010	312,441	311,866	64,113	688,420
Q2 2010	319,130	337,758	92,249	749,137
Q3 2010	340,075	340,973	116,003	797,051
Q4 2010	305,925	303,653	133,353	742,931
Q1 2011	293,899	299,072	135,862	728,833
Q2 2011	268,450	309,029	149,964	727,443
Q3 2011	261,501	305,145	134,367	701,013
Q4 2011	240,903	269,794	120,165	630,862
Q1 2012	242,071	276,165	93,596	611,832
Q2 2012	220,509	243,916	81,473	545,898
Q3 2012	223,306	229,826	66,179	519,311

LOANS
(Unaudited; $ in thousands)

	September 30, 2012	June 30, 2012	September 30, 2011	Sequential Quarter % Change	Year Over Year % Change
Real estate:
Commercial	$1,513,784	$1,517,400	$1,561,788	-0.2%	-3.1%
Construction:
Land acquisition & development	233,082	240,550	296,407	-3.1%	-21.4%
Residential	50,895	51,193	67,261	-0.6%	-24.3%
Commercial	56,097	59,911	64,098	-6.4%	-12.5%
Total construction loans	340,074	351,654	427,766	-3.3%	-20.5%
Residential	639,235	572,018	586,425	11.8%	9.0%
Agricultural	175,395	171,087	177,121	2.5%	-1.0%
Total real estate loans	2,668,488	2,612,159	2,753,100	2.2%	-3.1%
Consumer:
Indirect consumer loans	431,449	418,604	415,245	3.1%	3.9%
Other consumer loans	139,984	144,442	151,611	-3.1%	-7.7%
Credit card loans	58,324	58,166	60,283	0.3%	-3.2%
Total consumer loans	629,757	621,212	627,139	1.4%	0.4%
Commercial	672,100	720,010	703,010	-6.7%	-4.4%
Agricultural	135,467	138,115	136,728	-1.9%	-0.9%
Other loans, including overdrafts	1,359	2,319	3,252	-41.4%	-58.2%
Loans held for investment	4,107,171	4,093,815	4,223,229	0.3%	-2.7%
Mortgage loans held for sale	72,880	76,148	52,488	-4.3%	38.9%
Total loans	$4,180,051	$4,169,963	$4,275,717	0.2%	-2.2%

Loan demand continues to be challenging with total loans showing only slight growth as of September 30, 2012, compared to June 30, 2012. Residential real estate loans continued to grow due to retention of selected loan production. Decreases in construction loans as of September 30, 2012, compared to June 30, 2012 and September 30, 2011, were primarily due to movement of lower quality loans out of the loan portfolio through charge-off or foreclosure.

DEPOSITS
(Unaudited; $ in thousands)

	September 30, 2012	June 30, 2012	September 30, 2011	Sequential Quarter % Change	Year Over Year % Change
Non-interest bearing demand	$1,443,773	$1,337,777	$1,243,703	7.9%	16.1%
Interest bearing:
Demand	1,637,214	1,586,962	1,308,122	3.2%	25.2%
Savings	1,531,359	1,495,230	1,662,602	2.4%	-7.9%
Time, $100 and over	613,586	641,070	704,518	-4.3%	-12.9%
Time, other	809,800	840,340	932,374	-3.6%	-13.1%
Total interest bearing	4,591,959	4,563,602	4,607,616	0.6%	-0.3%
Total deposits	$6,035,732	$5,901,379	$5,851,319	2.3%	3.2%

Total deposits increased as of September 30, 2012, as compared to June 30, 2012 and September 30, 2011. The favorable shift in the composition of deposits away from higher costing time deposits into lower costing demand deposits continued during third quarter 2012. As a result, the Company's cost of funds, including non-interest bearing demand deposits, decreased to 0.43% during third quarter 2012, from 0.49% during second quarter 2012 and 0.61% during third quarter 2011.

REDEMPTION OF JUNIOR SUBORDINATED DEBENTURES HELD BY SUBSIDIARY TRUSTS

On June 26, 2012, the Company redeemed $41.2 million of 30-year junior subordinated deferrable interest debentures issued by the Company to an unconsolidated subsidiary trust. The redemption of the junior subordinated debentures caused a mandatory redemption of $40 million of 30-year floating rate mandatorily redeemable capital trust preferred securities issued by the unconsolidated subsidiary trust to third-party investors.

CAPITAL
(Unaudited, $ in thousands, except per share data)

	September 30, 2012	June 30, 2012	September 30, 2011	Sequential Quarter % Change	Year Over Year % Change
Preferred stockholders' equity	$50,000	$50,000	$50,000	0.0%	0.0%
Common stockholders' equity	729,059	718,070	693,873	1.5%	5.1%
Accumulated other comprehensive income, net	18,811	18,265	24,082	3.0%	-21.9%
Total stockholders' equity	$797,870	$786,335	$767,955	1.5%	3.9%
Book value per common share	$17.29	$17.03	$16.70	1.5%	3.5%
Tangible book value per common share*	$12.90	$12.63	$12.25	2.1%	5.3%
Net tangible book value per common share *	$14.30	$14.03	$13.66	1.9%	4.7%
Weighted average common shares outstanding for basic earnings per common share computation	42,989,564	42,966,926	42,737,986	0.1%	0.6%
Weighted average common shares outstanding for diluted earnings per common share computation	43,120,077	43,060,204	42,849,354	0.1%	0.6%

*	See Non-GAAP Financial Measures included herein for a discussion of tangible and net tangible book value per common share.

CAPITAL RATIOS
(Unaudited)

	September 30, 2012		June 30, 2012	September 30, 2011
Tangible common stockholders' equity to tangible assets*	7.67%		7.67%	7.40%
Net tangible common stockholders' equity to tangible assets*	8.50%		8.52%	8.25%
Tier 1 common capital to total risk weighted assets	11.81%	**	11.51%	10.78%
Leverage ratio	9.56%	**	9.54%	9.77%
Tier 1 risk-based capital	14.53%	**	14.22%	14.28%
Total risk-based capital	16.52%	**	16.20%	16.26%

*	See Non-GAAP Financial Measures included herein for a discussion of tangible and net tangible common stockholders' equity to tangible assets.

**	Preliminary estimate - may be subject to change.

As of September 30, 2012, the Company had capital levels that, in all cases, exceeded the “well capitalized” requirements under all regulatory capital guidelines.

Third Quarter 2012 Conference Call for Investors

First Interstate BancSystem, Inc. will host a conference call to discuss third quarter 2012 results at 11:00 a.m. Eastern Daylight Time (9:00 a.m. MDT) on Tuesday, October 23, 2012. The conference call will be accessible by telephone and through the Internet. Participants may join the call by dialing 1-877-317-6789 or by logging on to www.FIBK.com. The call will be recorded and made available for replay after 1:00 p.m. Eastern Daylight Time (11:00 a.m. MDT) on October 23, 2012 through November 26, 2012 by dialing 1-877-344-7529 (using conference ID 10019097). The call will also be archived on our website, www.FIBK.com, for one year.

About First Interstate BancSystem, Inc.

First Interstate BancSystem, Inc. is a financial and bank holding company incorporated in 1971 and headquartered in Billings, Montana. The Company operates 72 banking offices in 42 communities in Montana, Wyoming and western South Dakota. Through First Interstate Bank, the Company delivers a comprehensive range of banking products and services to individuals, businesses, municipalities and other entities throughout the Company's market areas.

Cautionary Statement

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are covered by the safe harbor provisions of such sections. These statements include statements about decreased levels of criticized loans, stabilization of the loan portfolio, the Company's level of allowance for loan losses, manageability of credit costs and levels of profitability. Therefore, the Company's actual results, performance or achievements may differ materially from those expressed in or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions.

The following factors, among others, may cause actual results to differ materially from current expectations in the forward-looking statements, including those set forth in this release: credit losses; concentrations of real estate loans; economic and market developments, including inflation; commercial loan risk; adequacy of the allowance for loan losses; impairment of goodwill; changes in interest rates; access to low-cost funding sources; increases in deposit insurance premiums; inability to grow business; adverse economic conditions affecting Montana, Wyoming and western South Dakota; governmental regulation and changes in regulatory, tax and accounting rules and interpretations; sweeping changes in regulation of financial institutions due to passage of the Dodd-Frank Act; changes in or noncompliance with governmental regulations; effects of recent legislative and regulatory efforts to stabilize financial markets; dependence on the Company’s management team; ability to attract and retain qualified employees; failure of technology; reliance on external vendors; disruption of vital infrastructure and other business interruptions; illiquidity in the credit markets; inability to meet liquidity requirements; lack of acquisition candidates; failure to manage growth; competition; inability to manage risks in turbulent and dynamic market conditions; ineffective internal operational controls; environmental remediation and other costs; failure to effectively implement technology-driven products and services; litigation pertaining to fiduciary responsibilities; capital required to support the Company’s bank subsidiary; soundness of other financial institutions; impact of Basel III capital standards and forthcoming new capital rules proposed for U.S. banks; inability of our bank subsidiary to pay dividends; change in dividend policy; lack of public market for our Class A common stock; volatility of Class A common stock; voting control of Class B stockholders; decline in market price of Class A common stock; dilution as a result of future equity issuances; uninsured nature of any investment in Class A common stock; anti-takeover provisions; controlled company status; subordination of common stock to Company debt; uncertainties associated with introducing new products or lines of business; and, downgrade of the U.S. credit rating.

A more detailed discussion of each of the foregoing risks is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, filed February 28, 2012. These factors and the other risk factors described in the Company's periodic and current reports filed with the Securities and Exchange Commission from time to time, however, are not necessarily all of the important factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed in or implied by any of the Company's forward-looking statements. Other unknown or unpredictable factors also could harm the Company's results. Investors and others are encouraged to read the more detailed discussion of the Company's risks contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2011.

All forward-looking statements attributable to the Company or persons acting on the Company's behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made and the Company does not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If the Company updates one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements.

CONSOLIDATED BALANCE SHEETS
(Unaudited, $ in thousands)

	September 30, 2012	June 30, 2012	September 30, 2011
Assets
Cash and due from banks	$124,275	$146,577	$135,229
Federal funds sold	1,215	2,854	2,119
Interest bearing deposits in banks	485,845	387,222	366,879
Total cash and cash equivalents	611,335	536,653	504,227
Investment securities:
Available-for-sale	1,979,154	1,913,983	1,896,385
Held-to-maturity (estimated fair values of $199,078, $177,532 and $157,639 at September 30, 2012, June 30, 2012 and September 30, 2011, respectively)	187,573	166,926	149,411
Total investment securities	2,166,727	2,080,909	2,045,796
Loans held for investment	4,107,171	4,093,815	4,223,229
Mortgage loans held for sale	72,880	76,148	52,488
Total loans	4,180,051	4,169,963	4,275,717
Less allowance for loan losses	99,006	102,794	120,303
Net loans	4,081,045	4,067,169	4,155,414
Premises and equipment, net of accumulated depreciation	188,851	187,367	185,742
Goodwill	183,673	183,673	183,673
Company-owned life insurance	76,371	75,849	74,362
Other real estate owned ("OREO"), net of write-downs	39,971	53,817	25,080
Accrued interest receivable	33,416	30,936	34,994
Mortgage servicing rights, net of accumulated amortization and impairment reserve	12,334	11,985	11,909
Core deposit intangibles, net of accumulated amortization	6,291	6,647	7,719
Deferred tax asset, net	1,638	5,017	8,393
Other assets	59,500	65,154	69,845
Total assets	$7,461,152	$7,305,176	$7,307,154
Liabilities and Stockholders’ Equity
Deposits:
Non-interest bearing	$1,443,773	$1,337,777	$1,243,703
Interest bearing	4,591,959	4,563,602	4,607,616
Total deposits	6,035,732	5,901,379	5,851,319
Securities sold under repurchase agreements	460,805	455,993	475,522
Accounts payable and accrued expenses	40,386	33,589	37,266
Accrued interest payable	6,706	8,215	8,786
Long-term debt	37,170	37,181	37,469
Other borrowed funds	6	7	5,122
Subordinated debentures held by subsidiary trusts	82,477	82,477	123,715
Total liabilities	6,663,282	6,518,841	6,539,199
Stockholders’ equity:
Preferred stock	50,000	50,000	50,000
Common stock	270,553	269,698	266,317
Retained earnings	458,506	448,372	427,556
Accumulated other comprehensive income, net	18,811	18,265	24,082
Total stockholders’ equity	797,870	786,335	767,955
Total liabilities and stockholders’ equity	$7,461,152	$7,305,176	$7,307,154

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, $ in thousands, except per share data)

	Three Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011
Interest income:
Interest and fees on loans	$57,418	$58,084	$61,372
Interest and dividends on investment securities:
Taxable	9,194	9,458	10,721
Exempt from federal taxes	1,223	1,240	1,188
Interest on deposits in banks	336	279	200
Interest on federal funds sold	4	6	2
Total interest income	68,175	69,067	73,483
Interest expense:
Interest on deposits	5,414	5,779	7,905
Interest on securities sold under repurchase agreements	144	152	137
Interest on long-term debt	502	495	498
Interest on subordinated debentures held by subsidiary trusts	1,110	1,467	1,451
Total interest expense	7,170	7,893	9,991
Net interest income	61,005	61,174	63,492
Provision for loan losses	9,500	12,000	14,000
Net interest income after provision for loan losses	51,505	49,174	49,492
Non-interest income:
Income from the origination and sale of loans	11,665	9,420	5,512
Other service charges, commissions and fees	8,774	8,254	8,479
Service charges on deposit accounts	4,395	4,455	4,609
Wealth management revenues	3,557	3,815	3,202
Investment securities gains, net	66	198	38
Other income	1,725	1,520	1,285
Total non-interest income	30,182	27,662	23,125
Non-interest expense:
Salaries and wages	23,341	21,640	20,801
Employee benefits	7,447	6,819	6,087
Occupancy, net	3,793	4,037	4,180
Furniture and equipment	3,231	3,189	3,018
Outsourced technology services	2,182	2,179	2,235
OREO expense, net of income	2,612	1,806	2,878
FDIC insurance premiums	1,622	1,601	1,631
Professional fees	1,050	1,002	995
Mortgage servicing rights amortization	879	817	807
Mortgage servicing rights impairment	55	52	1,168
Core deposit intangibles amortization	355	355	362
Other expenses	10,497	13,802	10,879
Total non-interest expense	57,064	57,299	55,041
Income before income tax expense	24,623	19,537	17,576
Income tax expense	8,468	6,527	5,655
Net income	16,155	13,010	11,921
Preferred stock dividends	863	853	862
Net income available to common shareholders	$15,292	$12,157	$11,059

Basic earnings per common share	$0.36	$0.28	$0.26
Diluted earnings per common share	$0.35	$0.28	$0.26

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, $ in thousands, except per share data)

	Nine Months Ended
	September 30, 2012	September 30, 2011
Interest income:
Interest and fees on loans	$173,412	$185,238
Interest and dividends on investment securities:
Taxable	28,357	31,281
Exempt from federal taxes	3,667	3,553
Interest on deposits in banks	852	794
Interest on federal funds sold	11	11
Total interest income	206,299	220,877
Interest expense:
Interest on deposits	17,455	26,679
Interest on securities sold under repurchase agreements	452	545
Interest on long-term debt	1,495	1,482
Interest on subordinated debentures held by subsidiary trusts	4,084	4,354
Total interest expense	23,486	33,060
Net interest income:	182,813	187,817
Provision for loan losses	32,750	44,400
Net interest income after provision for loan losses	150,063	143,417
Non-interest income:
Income from the origination and sale of loans	29,469	13,066
Other service charges, commissions and fees	25,452	23,627
Service charges on deposit accounts	13,011	13,104
Wealth management revenues	10,655	9,980
Investment securities gains, net	295	56
Other income	5,344	5,042
Total non-interest income	84,226	64,875
Non-interest expense:
Salaries and wages	66,545	61,557
Employee benefits	23,232	20,922
Occupancy, net	11,818	12,408
Furniture and equipment	9,558	9,367
Outsourced technology services	6,627	6,688
FDIC insurance premiums	4,818	5,726
OREO expense, net of income	5,523	6,631
Professional fees	2,985	2,500
Mortgage servicing rights amortization	2,591	2,285
Mortgage servicing rights impairment (recovery)	(761)	848
Core deposit intangibles amortization	1,066	1,085
Other expenses	37,801	32,174
Total non-interest expense	171,803	162,191
Income before income tax expense	62,486	46,101
Income tax expense	21,107	14,820
Net income	41,379	31,281
Preferred stock dividends	2,569	2,559
Net income available to common shareholders	$38,810	$28,722

Basic earnings per common share	$0.90	$0.67
Diluted earnings per common share	$0.90	$0.67

AVERAGE BALANCE SHEETS
(Unaudited, $ in thousands)

	Three Months Ended
	September 30, 2012			June 30, 2012			September 30, 2011
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Interest earning assets:
Loans (1) (2)	$4,183,016	$57,872	5.50%	$4,159,565	$58,564	5.66%	$4,291,632	$61,801	5.71%
Investment securities (2)	2,098,576	11,123	2.11	2,094,148	11,414	2.19	2,064,019	12,594	2.42
Interest bearing deposits in banks	525,149	336	0.25	442,698	279	0.25	311,768	200	0.25
Federal funds sold	3,006	4	0.53	3,668	6	0.66	1,858	2	0.43
Total interest earnings assets	6,809,747	69,335	4.05	6,700,079	70,263	4.22	6,669,277	74,597	4.44
Non-earning assets	633,551			633,454			615,472
Total assets	$7,443,298			$7,333,533			$7,284,749
Interest bearing liabilities:
Demand deposits	$1,613,136	$589	0.15%	$1,596,076	$606	0.15%	$1,265,339	$775	0.24%
Savings deposits	1,523,347	873	0.23	1,482,986	934	0.25	1,712,739	1,478	0.34
Time deposits	1,452,688	3,952	1.08	1,496,597	4,239	1.14	1,699,633	5,652	1.32
Repurchase agreements	501,640	144	0.11	493,450	152	0.12	477,612	137	0.11
Other borrowed funds	6	—	—	33	—	—	5,584	—	—
Long-term debt	37,174	502	5.37	37,184	495	5.35	37,473	498	5.27
Subordinated debentures held by subsidiary trusts	82,477	1,110	5.35	120,996	1,467	4.88	123,715	1,451	4.65
Total interest bearing liabilities	5,210,468	7,170	0.55	5,227,322	7,893	0.61	5,322,095	9,991	0.74
Non-interest bearing deposits	1,399,585			1,277,091			1,153,800
Other non-interest bearing liabilities	43,511			47,781			47,412
Stockholders’ equity	789,734			781,339			761,442
Total liabilities and stockholders’ equity	$7,443,298			$7,333,533			$7,284,749
Net FTE interest income		$62,165			$62,370			$64,606
Less FTE adjustments (2)		(1,160)			(1,196)			(1,114)
Net interest income from consolidated statements of income		$61,005			$61,174			$63,492
Interest rate spread			3.50%			3.61%			3.70%
Net FTE interest margin (3)			3.63%			3.74%			3.84%
Cost of funds, including non-interest bearing demand deposits (4)			0.43%			0.49%			0.61%

(1)	Average loan balances include non-accrual loans. Interest income on loans includes amortization of deferred loan fees net of deferred loan costs, which is not material.

(2)	Interest income and average rates for tax exempt loans and securities are presented on a FTE basis.

(3)
Net FTE interest margin during the period equals the difference between annualized interest income on interest earning assets and the annualized interest expense on interest bearing liabilities, divided by average interest earning assets for the period.

(4)	Calculated by dividing total annualized interest on interest bearing liabilities by the sum of total interest bearing liabilities plus non-interest bearing deposits.

AVERAGE BALANCE SHEETS
(Unaudited, $ in thousands)

	Nine Months Ended
	September 30, 2012			September 30, 2011
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Interest earning assets:
Loans (1) (2)	$4,169,311	$174,809	5.60%	$4,288,237	$186,564	5.82%
Investment securities (2)	2,112,005	34,141	2.16	2,010,966	36,885	2.45
Interest bearing deposits in banks	447,865	852	0.25	418,661	794	0.25
Federal funds sold	2,430	11	0.60	2,656	11	0.55
Total interest earnings assets	6,731,611	209,813	4.16	6,720,520	224,254	4.46
Non-earning assets	628,732			618,367
Total assets	$7,360,343			$7,338,887
Interest bearing liabilities:
Demand deposits	$1,597,397	$1,842	0.15%	$1,259,421	$2,456	0.26%
Savings deposits	1,485,330	2,821	0.25	1,722,782	5,231	0.41
Time deposits	1,496,531	12,792	1.14	1,784,256	18,992	1.42
Repurchase agreements	502,828	452	0.12	505,313	545	0.14
Other borrowed funds	24	—	—	5,579	—	—
Long-term debt	37,184	1,495	5.37	37,485	1,482	5.29
Subordinated debentures held by subsidiary trusts	108,966	4,084	5.01	123,715	4,354	4.71
Total interest bearing liabilities	5,228,260	23,486	0.60	5,438,551	33,060	0.81
Non-interest bearing deposits	1,303,535			1,105,122
Other non-interest bearing liabilities	47,108			48,726
Stockholders’ equity	781,440			746,488
Total liabilities and stockholders’ equity	$7,360,343			$7,338,887
Net FTE interest income		$186,327			$191,194
Less FTE adjustments (2)		(3,514)			(3,377)
Net interest income from consolidated statements of income		$182,813			$187,817
Interest rate spread			3.56%			3.65%
Net FTE interest margin (3)			3.70%			3.80%
Cost of funds, including non-interest bearing demand deposits (4)			0.48%			0.68%

(1)	Average loan balances include non-accrual loans. Interest income on loans includes amortization of deferred loan fees net of deferred loan costs, which is not material.

(2)	Interest income and average rates for tax exempt loans and securities are presented on a FTE basis.

(3)
Net FTE interest margin during the period equals the difference between annualized interest income on interest earning assets and the annualized interest expense on interest bearing liabilities, divided by average interest earning assets for the period.

(4)	Calculated by dividing total annualized interest on interest bearing liabilities by the sum of total interest bearing liabilities plus non-interest bearing deposits.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principals in the United States of America, or GAAP, this release contains the following non-GAAP financial measures that management uses to evaluate capital adequacy: (i) tangible book value per common share; (ii) net tangible book value per common share; (iii) tangible common stockholders' equity to tangible assets; (iv) net tangible common stockholders' equity to tangible assets; (v) tangible assets, and (vi) return on average tangible common equity.

For purposes of computing tangible book value per common share, tangible book value equals common stockholders' equity less goodwill and other intangible assets (except mortgage servicing rights). Tangible book value per common share is calculated as tangible common stockholders' equity divided by shares of common stock outstanding.

For purposes of computing net tangible book value per common share, net tangible book value equals common stockholders' equity less goodwill (adjusted for associated deferred tax liability) and other intangible assets (except mortgage servicing rights). Net tangible book value per common share is calculated as net tangible common stockholders' equity divided by shares of common stock outstanding. The Company's goodwill as of September 30, 2012 was $184 million, of which approximately $159 million is deductible for income tax purposes over an original period of 15 years. The calculation of net tangible book value takes into account the full amount of tax benefit of approximately $60 million associated with deductible goodwill assuming the Company will continue to have income sufficient to allow it to recognize this benefit in future periods.

For purposes of computing tangible common stockholders' equity to tangible assets, tangible assets equals total assets less goodwill and other intangible assets (except mortgage servicing rights). Tangible common stockholders' equity to tangible assets is calculated as tangible common stockholders' equity divided by tangible assets.

For purposes of computing net tangible common stockholders' equity to tangible assets, net tangible common stockholders' equity equals common stockholders' equity less goodwill (adjusted for associated deferred tax liability) and other intangible assets (except mortgage servicing rights). Net tangible common stockholders' equity to tangible assets is calculated as net tangible common stockholders' equity divided by tangible assets.

For purposes of computing return on average tangible common equity, average tangible common equity equals average common stockholders' equity less average goodwill and average other intangible assets (except mortgage servicing rights). Return on average tangible common equity is calculated by dividing net income available to common shareholders by average tangible common equity.

Management believes that these non-GAAP financial measures are valuable indicators of a financial institution's capital strength since they eliminate intangible assets from stockholders' equity and retain the effect of unrealized losses on securities and other components of accumulated other comprehensive income (loss) in stockholders' equity. Management also believes that such financial measures, which are intended to complement the capital ratios defined by banking regulators, are useful to investors in evaluating the Company's performance due to the importance that analysts place on these ratios and also allow investors to compare certain aspects of our capitalization to other companies. These non-GAAP financial measures, however, may not be comparable to similarly titled measures reported by other companies because other companies may not calculate these non-GAAP measures in the same manner. As a result, the usefulness of these measures to investors may be limited, and they should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP.

The following table reconciles the above described non-GAAP financial measures to their most directly comparable GAAP financial measures as of the dates indicated.
NON-GAAP FINANCIAL MEASURES
(Unaudited; $ in thousands except share and per share data)

	September 30, 2012	June 30, 2012	September 30, 2011
Total stockholders’ equity (GAAP)	$797,870	$786,335	$767,955
Less goodwill and other intangible assets (excluding mortgage servicing rights)	189,994	190,351	191,428
Less preferred stock	50,000	50,000	50,000
Tangible common stockholders’ equity (Non-GAAP)	557,876	545,984	526,527
Add deferred tax liability for deductible goodwill	60,499	60,499	60,499
Net tangible common stockholders’ equity (Non-GAAP)	$618,375	$606,483	$587,026
Total assets (GAAP)	$7,461,152	$7,305,176	$7,307,154
Less goodwill and other intangible assets (excluding mortgage servicing rights)	189,994	190,351	191,428
Tangible assets (Non-GAAP)	$7,271,158	$7,114,825	$7,115,726

Common shares outstanding	43,252,383	43,228,750	42,979,732
Book value per common share	$17.29	$17.03	$16.70
Tangible book value per common share	$12.90	$12.63	$12.25
Net tangible book value per common share	$14.30	$14.03	$13.66
Tangible common stockholders’ equity to tangible assets (Non-GAAP)	7.67%	7.67%	7.40%
Net tangible common stockholders’ equity to tangible assets (Non-GAAP)	8.50%	8.52%	8.25%

	Average For the Three Months Ended			Average For the Nine Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Total stockholders’ equity (GAAP)	$789,734	$781,339	$761,442	$781,440	$746,488
Less goodwill and other intangible assets (excluding mortgage servicing rights)	190,206	$190,563	191,647	190,564	192,007
Less preferred stock	50,000	50,000	50,000	50,000	50,000
Tangible common stockholders' equity (Non-GAAP)	$549,528	$540,776	$519,795	$540,876	$504,481

	As Of or For the Three Months Ended			As Of or For the Nine Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Net income to available to common shareholders, annualized	$60,836	$48,895	$43,875	$51,841	$38,401
Return on average tangible common equity (Non-GAAP)	11.07%	9.04%	8.44%	9.58%	7.61%

First Interstate BancSystem, Inc.
P.O. Box 30918     Billings, Montana 59116     (406) 255-5390
www.FIBK.com